Exhibit 23.1


                INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Varlen Corporation on Form S-8 of our reports dated March 8, 1999 appearing in and incorporated by reference in the Annual Report on Form 10-K of Varlen Corporation for the year ended January 31, 1999.



/s/Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Chicago, Illinois
April 29, 1999